Exhibit 99.1

WellPoint Enters Agreement to Divest of 1-800 CONTACTS Subsidiary

Indianapolis, IN – January 7, 2014 – WellPoint (NYSE: WLP) today announced it has signed a definitive agreement to sell its online contact lens retail subsidiary 1-800 CONTACTS to private equity firm Thomas H. Lee Partners. Additionally, the company has entered into an asset-purchase agreement for glasses.com and its virtual try-on technology with Luxottica, a leader in the design, manufacture, distribution and sale of fashion, luxury and sports eyewear. Each agreement is subject to customary closing conditions and each transaction is expected to close in the first quarter of 2014.

“1-800 CONTACTS has strong brand recognition and a leading direct-to-consumer model. However, as we prepare for the coming changes to the health care system, we are focused on our core growth opportunities across both our commercial and government business segments. Proceeds from this transaction will support our continued capital deployment strategies,” said Joseph R. Swedish, chief executive officer of WellPoint.

Financial terms of the transaction were not disclosed. In connection with the sale agreements, WellPoint expects to record an impairment charge in the range of $0.52 to $0.57 per share in the fourth quarter of 2013. As a result, WellPoint now expects GAAP net income of at least $7.88 per share for the full year 2013. Excluding the charge, WellPoint continues to expect adjusted net income of at least $8.40 per share for the full year 2013. This guidance includes no investment gains or losses beyond those recorded during the first nine months of 2013 (refer to GAAP Reconciliation table).

WellPoint, Inc.

GAAP Reconciliation

(Unaudited)

WellPoint, Inc. has referenced “Adjusted Net Income Per Share,” a non-GAAP measure, in this document. This non-GAAP measure is not intended to be an alternative to any measure calculated in accordance with GAAP. Rather, this non-GAAP measure is intended to aid investors when comparing WellPoint, Inc.’s financial results among periods. A reconciliation of this measure to the most directly comparable measure calculated in accordance with GAAP is presented below.

Full Year 2013 Outlook
Net income per diluted share	At least $ 7.88
Add / (Subtract) - net of related tax effects:
Net realized gains on investments through first nine months of 2013	(0.36)
Other-than-temporary impairment losses on investments through first nine months of 2013	0.16
Loss on extinguishment of debt	0.31
Tax benefit from favorable tax election	(0.21)
Acquisition and integration related costs	0.05
Impairment charge in connection with 1-800 CONTACTS sales agreements	0.52 – 0.57

Net adjustment items	0.47 – 0.52

Adjusted net income per diluted share	At least $ 8.40

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. (“THL”) is one of the world’s oldest and most experienced private equity firms. The firm invests in growth-oriented global businesses, headquartered principally in North America, across three broad sectors: Consumer & Healthcare, Media & Information Services and Business & Financial Services. THL’s team of investment and operating professionals partner with portfolio company management teams to identify and implement business process improvements that accelerate sustainable revenue and profit growth. Since its founding in 1974, THL has raised approximately $20 billion of equity capital and invested in more than 100 businesses with an aggregate purchase price of more than $150 billion. THL strives to build great companies of lasting value and generate superior investment returns. For more information, please visit www.thl.com.

About Luxottica

Luxottica Group is a leader in premium, luxury and sports eyewear with approximately 7,000 optical and sun retail stores in North America, Asia-Pacific, China, South Africa, Latin America and Europe, and a strong, well-balanced brand portfolio. Proprietary brands include Ray-Ban, the world’s most famous sun eyewear brand, Oakley, Vogue-Eyewear, Persol, Oliver Peoples, Alain Mikli and Arnette, while licensed brands include Giorgio Armani, Bulgari, Burberry, Chanel, Coach, Dolce & Gabbana, Donna Karan, Polo Ralph Lauren, Prada, Starck Eyes, Tiffany and Versace. In addition to a global wholesale network involving 130 different countries, the Group manages leading retail chains in major markets, including LensCrafters, Pearle Vision and ILORI in North America, OPSM and Laubman & Pank in Asia-Pacific, LensCrafters in China, GMO in Latin America and Sunglass Hut worldwide. The Group’s products are designed and manufactured at its six manufacturing plants in Italy, two wholly owned plants in the People’s Republic of China, one plant in Brazil and one plant in the United States devoted to the production of sports eyewear. In 2012, Luxottica Group posted net sales of more than Euro 7.0 billion.

About WellPoint, Inc.

WellPoint is one of the nation’s leading health benefits companies. We believe that our health connects us all. So we focus on being a valued health partner and delivering quality products and services that give members access to the care they need. With more than 67 million people served by our affiliated companies including approximately 36 million enrolled in our family of health plans, we can make a real difference to meet the needs of our diverse customers. We’re an independent licensee of the Blue Cross and Blue Shield Association. We serve members as the Blue Cross licensee for California; and as the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In most of these service areas, our plans do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia and Empire Blue Cross Blue Shield, or Empire Blue Cross (in the New York service areas). We also serve customers in other states through our Amerigroup and CareMore subsidiaries. To find out more about us, go to wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

WellPoint and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this press release, in presentations, filings with the Securities and Exchange Commission, or SEC, reports to shareholders and in meetings with analysts and investors. The projections referenced in this press release are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in our public filings with the SEC; increased government participation in, or regulation or taxation of, health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (Health Care

Reform); trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in the federal and state health insurance exchanges under Health Care Reform, which have experienced technical difficulties in implementation and which entail uncertainties associated with the mix and volume of business, particularly in our individual and small group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; risks inherent in selling healthcare products in the consumer retail market; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with party vendors for information system resources; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

Contacts:

Investor Relations	Media
Doug Simpson, 212- 476-1473	Kristin Binns, 917-697-7802; Jill Becher, 414-234-1573